EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Laura J. Wakeley
	Office:	717-291-2616
Fulton Financial reports 2008 results
     (January 20) — Lancaster, PA — Fulton Financial Corporation (Nasdaq: FULT) reported a net loss available to common shareholders of $102.3 million and $6.1 million for the fourth quarter and year ended December 31, 2008, respectively, compared to net income of $38.2 million and $152.7 million for the fourth quarter and year ended December 31, 2007, respectively.
     Net loss available to common shareholders represents net income (loss) reduced for the dividends that are payable on $376.5 million of preferred stock issued to the United States Treasury on December 23, 2008 under the Capital Purchase Program. The Corporation’s voluntary participation in this program was previously disclosed in a filing with the Securities and Exchange Commission (SEC) on December 23, 2008.
     The Corporation’s earnings for the fourth quarter and year ended December 31, 2008 in comparison to the same periods in 2007 were impacted by a number of significant items. A detail of these items and their impact on the Corporation’s earnings is included on page 7 of the attached supplemental financial information.
     The Corporation’s adjusted net income available to common shareholders for the quarter ended December 31, 2008, as shown on page 7 of the attached supplemental financial information, was $8.7 million, or $0.05 cents per diluted share, compared to $38.5 million, or $0.22 cents per diluted share, for the same period in 2007. Additionally, as previously announced, in the fourth quarter of 2008 the Corporation recorded an increase in the provision for loan losses of $58.2 million ($37.8 million net of tax, or $0.22 per diluted share).
     For the year ended December 31, 2008, the Corporation’s adjusted net income available to common shareholders, as shown on page 7 of the attached supplemental financial information, was $127.1 million, or $0.73 per diluted share, compared to $167.9 million, or $0.96 per diluted share, for the same period in 2007. The increase in the provision for loan losses for the year was $104.6 million ($68.0 million net of tax, or $0.39 per diluted share).
     On December 16, 2008, the Corporation disclosed in a filing with the SEC that it expected to record, in the fourth quarter of 2008, a $90.0 million goodwill impairment charge, an approximately $65 million provision for loan losses and approximately $15 million of other-than-
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temporary impairment charges for pooled trust preferred debt securities. During the fourth quarter of 2008, the Corporation recorded the goodwill impairment charge and the provision for loan losses, as previously disclosed. The other-than-temporary impairment charge related to pooled trust preferred securities recorded by the Corporation during the fourth quarter of 2008 was $12.8 million. In addition, a $13.3 million other-than-temporary impairment charge was recorded related to the Corporation’s investment in equity securities.
     “Our disappointing fourth quarter and 2008 performance resulted from a combination of significant financial challenges and continued economic deterioration,” said R. Scott Smith Jr., chairman, and chief executive officer. “Goodwill impairment from our most recent bank acquisition, the need to further increase our allowance for loan losses along with write-downs within our securities portfolio all combined to more than offset our other earnings from banking operations in 2008.”
     “We are positioning the company for improved earnings performance when the economy rebounds,” Smith continued. “Fourth quarter deposit growth and residential mortgage refinance activity improved somewhat. Loan growth was good as we continued to make loans to creditworthy businesses and consumers. Our strong capital base, our risk management process and our diversified loan portfolio are key strengths that will enable us to successfully weather the current storm.”
     Loans, net of unearned income, increased $838.2 million, or 7.5 percent, to $12.0 billion at December 31, 2008, compared to $11.2 billion at December 31, 2007. The increase was due to a $580.5 million, or 16.6 percent, increase in commercial mortgages, a $322.9 million, or 13.7 percent, increase in residential mortgage and home equity loans and a $208.5 million, or 6.1 percent, increase in commercial loans. These increases were offset by a decrease of $146.9 million, or 10.9 percent, in construction loans and a $135.3 million, or 27.0 percent, decrease in consumer loans. In comparison to September 30, 2008, loans, net of unearned income, increased $219.1 million, or 1.9 percent, due mainly to a $185.1 million, or 4.7 percent, increase in commercial mortgages and a $80.9 million, or 2.3 percent, increase in commercial loans, offset by an $81.5 million, or 6.4 percent decrease in construction loans.
     Non-performing assets were $219.0 million, or 1.35 percent, of total assets at December 31, 2008, compared to $120.9 million, or 0.76 percent, at December 31, 2007 and $186.4 million, or 1.15 percent, at September 30, 2008. The $98.1 million, or 81.2 percent, increase in non-performing assets since December 31, 2007 was due to worsening economic conditions, which resulted in increases in non-performing assets across almost all loan types.
     Annualized net charge-offs for the quarter ended December 31, 2008 were 0.89 percent of average total loans, compared to 0.15 percent for the quarter ended December 31, 2007 and 0.38

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percent for the quarter ended September 30, 2008. For the year ended December 31, 2008, net charge-offs were 0.45 percent of average total loans, compared to 0.09 percent for the year ended December 31, 2007. Net charge-offs increased $22.7 million in the fourth quarter of 2008 in comparison to the same period in 2007 and increased $15.6 million in comparison to the third quarter of 2008 with increased charge-offs across almost all loan types. The provision for loan losses increased $58.2 million, as compared to the same period in 2007. In comparison to the third quarter of 2008, the provision for loan losses increased $38.3 million. For the year ended December 31, 2008, the provision for loan losses was $119.6 million, an increase of $104.6 million in comparison to 2007. The increase in the provision for loan losses was due to the increase in the level of non-performing assets, which required additional allocations to the allowance for credit losses.
     Total deposits increased $446.5 million, or 4.4 percent, to $10.6 billion at December 31, 2008, compared to $10.1 billion at December 31, 2007. Demand and savings deposits decreased $115.1 million, or 2.1 percent, offset by a $561.6 million, or 12.4 percent, increase in time deposits. In comparison to September 30, 2008, total deposits increased $635.4 million, or 6.4 percent, due to a $729.4 million, or 16.7 percent, increase in time deposits, offset by a $94.0 million, or 1.7 percent, decrease in demand and savings accounts.
     Net interest income for the fourth quarter increased $8.7 million, or 7.0 percent, compared to the fourth quarter of 2007 and decreased $1.7 million, or 1.3 percent, from the third quarter of 2008. The Corporation’s net interest margin was 3.64 percent for the fourth quarter of 2008, 3.56 percent for the fourth quarter of 2007 and 3.74 percent for the third quarter of 2008.
     Other income, excluding investment securities losses, increased $3.0 million, or 8.4 percent, in the fourth quarter of 2008 compared to the same period in 2007. The increase was due to an increase in fee income on deposit accounts of $2.8 million, an increase related to fees earned in 2008 under an ongoing marketing agreement with the purchaser of the Corporation’s credit card portfolio of $1.1 million and an increase in gains on sale of mortgage loans of $904,000, offset by a decrease in investment management and trust services income of $1.8 million. Compared to the third quarter of 2008, other income decreased $1.6 million, or 3.9 percent, due to a $671,000 decrease in other service charges and a $504,000 decrease in investment management and trust services income.
     Investment securities losses in the fourth quarter of 2008 were $28.3 million, compared to $537,000 for the same period in 2007. The fourth quarter loss included $12.8 million of other-than-temporary impairment charges related to debt securities issued by financial institutions in the form of pooled trust preferred securities and $12.9 million of other-than-temporary impairment charges related to bank stocks. For the year ended December 31, 2008, investment securities

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losses totaled $58.2 million, which included other-than-temporary impairment charges of $43.1 million for bank stocks and $15.8 million for pooled trust preferred debt securities issued by financial institutions.
     Other expenses, excluding the goodwill impairment charge recorded in the fourth quarter of 2008, increased $2.4 million, or 2.5 percent, compared to the fourth quarter of 2007, to $100.9 million. Compared to the third quarter of 2008, other expenses, excluding the goodwill impairment charge, increased $1.5 million, or 1.5 percent.
     Fulton Financial Corporation is a Lancaster, Pennsylvania-based financial holding company which has nearly 3,900 employees and operates more than 265 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust Company, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD; Skylands Community Bank, Hackettstown, NJ and The Columbia Bank, Columbia, MD.
     The Corporation’s financial services affiliates include: Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc., Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA. Residential mortgage lending is offered by all banks through Fulton Mortgage Company.
     Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.
Safe Harbor Statement:
     This news release may contain forward-looking statements with respect to our financial condition, results of operations and business. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. When words such as “believes,” “expects,” “anticipates” or similar expressions are used in this release, the Corporation is making forward-looking statements.
     Such forward-looking statements reflect the Corporation’s current views and expectations based largely on information currently available to its management, and on its current expectations, assumptions, plan, estimates, judgments, and projections about its business and its industry, and they involve inherent risks, contingencies, uncertainties and other factors. Although the Corporation believes that these forward-looking statements are based on reasonable estimates and assumptions, the Corporation is unable to provide any assurance that its expectations will, in fact, occur or that its estimates or assumptions will be correct and

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actual results could differ materially from those expressed or implied by such forward-looking statements and such statements are not guarantees of future performance. The Corporation undertakes no obligation to update or revise any forward-looking statements. Accordingly, investors and others are cautioned not to place undue reliance on such forward-looking statements.
     Many factors could affect future financial results including, without limitation, acquisition and growth strategies; market risk; changes or adverse developments in economic, political or regulatory conditions; a continuation or worsening of the current disruption in credit and other markets, including the lack of or reduced access to, and the abnormal functioning of markets for mortgage and other asset-backed securities and for commercial paper and other short-term borrowings; the effect of competition and interest rates on net interest margin and net interest income; investment strategy and income growth; investment securities gains; declines in the value of securities which may result in charges to earnings; changes in rates of deposit and loan growth; asset quality and the impact on assets from adverse changes in the economy and in credit and other markets and resulting effects on credit risk and asset values; balances of risk-sensitive assets to risk-sensitive liabilities; salaries and employee benefits and other expenses; amortization of intangible assets; goodwill impairment; capital and liquidity strategies; and other financial and business matters for future periods.
     For a more complete discussion of certain risks and uncertainties affecting the Corporation, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Corporation’s filings with the Securities and Exchange Commission.
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2009